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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    Form 8-K

                                 CURRENT REPORT



                         Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934



       Date of Report (Date of earliest event reported): September 6, 2001




                       Williams Communications Group, Inc.
             (Exact name of registrant as specified in its charter)



            Delaware                  1-15343                   73-1462856
        (State or other             (Commission              (I.R.S. Employer
        jurisdiction of             File Number)            Identification No.)
        incorporation)



         One Williams Center, Tulsa, Oklahoma                     74172
         (Address of principal executive offices)               (Zip Code)




        Registrant's telephone number, including area code: 918-573-6000




                                 Not Applicable
          (Former name or former address, if changed since last report)


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Item 5.   Other Events.

         Williams Communications Group, Inc. (the "Registrant") announced that it has entered into a binding letter of intent with WorldCom to enter a reciprocal, three-year cooperative agreement to purchase network capacity. Both companies expect to complete the final agreement within the next month.

         Under the binding letter of intent, the Registrant would sell to WorldCom its single strand of lit fiber (sometimes known as the SUSA fiber) that the Registrant's predecessor retained when it sold the remainder of its network to WorldCom in 1995. Additionally, Registrant would purchase from WorldCom a 20-year indefeasible right of use for the current capacity of the fiber.

Item 7. Financial Statements and Exhibits.

         The Registrant files the following exhibits as part of this report:

         Exhibit 99.1. Copy of the Registrant's press release, dated September 20, 2001, publicly announcing the items reported herein.

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                   WILLIAMS COMMUNICATIONS GROUP, INC.



                                         /s/ Shawna Gehres
Date: September 20, 2001           -----------------------------------
                                   Name:    Shawna L. Gehres
                                   Title:   Assistant Corporate Secretary


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                               INDEX TO EXHIBITS

EXHIBIT
NUMBER                             DESCRIPTION
-------                            -----------
 99.1                    Copy of the Registrant's press release, dated
                         September.